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RUBY TUESDAY, INC. AND SUBSIDIARIES

EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS EXCEPT PER-SHARE DATA)
                                                          Fiscal Year Ended
                                                  June 1,         June 3,         June 4,
                                                   1996            1995            1994

PRIMARY EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE

Average common shares outstanding.........         17,689          17,321          17,987
Average additional common shares
issuable on exercise of dilutive
stock options (computed by use of
the "treaury stock method", at the
average market price).....................                            640             697

Number of shares used in computation of
  primary earnings per share..............         17,689          17,961          18,684

  Net Income (loss).......................        $(2,884)        $62,171         $44,684

Primary earnings (loss) per common and
  common equivalent share.................        $ (0.16)        $  3.46          $ 2.39

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
                                                           Fiscal Year Ended
                                                  June 1,        June 3,         June 4,
                                                   1996            1995            1994
 FULLY DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding.........         17,689          17,321          17,987
Average additional common shares issuable
  on exercise of dilutive stock options
  (computed by use of the "treasury stock
  method", at the higher of period-end
  or average market price)................                            664             707

Number of shares used in computation of
  fully diluted earnings per share........         17,689          17,985          18,694

  Net Income (loss).......................        $(2,884)        $62,171         $44,684

Fully diluted earnings (loss) per common and
  common equivalent share.................        $ (0.16)        $  3.46         $  2.39


     Weighted average shares and all per share data for prior years have been restated to give effect to common stock dividends and common stock splits through June 1, 1996.
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